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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      DIVERSIFIED SECURITY SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

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
                         Delaware                                 22-3690168
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       (State of Incorporation or Organization)                (I.R.S. Employer
                                                              Identification No.)

      280 Midland Avenue, Saddle Brook, New Jersey                  07663
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       (Address of principal executive offices)                   (Zip Code)
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
If this Form relates to the registration       If this Form relates to the
of a class of securities pursuant to           registration of a class of
Section 12(b) of the Exchange Act and is       securities pursuant to Section
effective pursuant to general                  12(g) of the Exchange Act and is
Instruction A(c) please check the              effective pursuant to General
following box. [X]                             Instruction A(d) please check the
                                               following box. [ ]
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Securities Act registration statement file number to which this form relates:
333-94477.

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class                Name of Each Exchange on Which
             to be so Registered                Each Class is to be Registered


  Common Stock, par value $.01 per share     The American Stock Exchange, Inc.
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Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
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                                (Title of Class)


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                                (Title of Class)








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ITEM 1. DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED.

         The securities to be registered are the Registrant's Common Stock, par value $.01 per share which is described under the caption "Description of Securities" under the heading "Common Stock" in the prospectus filed as part of the Registrant's Registration Statement on Form SB-2 originally filed on January
12, 2000, as amended, File No. 333-94477, including any prospectus related thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such description is hereby deemed to be incorporated by reference into this Item 1.

ITEM 2. EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference:

         1. Registration Statement on Form SB-2, as amended (File No.
333-94477), originally filed on January 12, 2000 and subsequently amended by:
Amendment No. 1 thereto filed on April 12, 2000, Amendment No. 2 thereto filed on May 24, 2000, Amendment No. 3 thereto filed on July 10, 2001, Amendment No. 4 thereto filed on September 25, 2001, Amendment No. 5 thereto filed on October
26, 2001, Amendment No. 6 thereto filed on November 13, 2001 and Amendment No. 7 thereto filed on November 14, 2001 (Incorporated by reference).

         2. Registrant's Certificate of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2.

         3. Registrant's By-laws are incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form SB-2.

         4. Specimen of Registrant's Common Stock Certificate is incorporated by reference to Exhibit 4.1 to Amendment No. 6 to Registrant's Registration
Statement on Form SB-2.


         5. The description of Registrant's common stock set forth under the caption "Description of Securities" in the Prospectus included in Registrant's
Registration Statement on Form SB-2.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: November 14, 2001


                      DIVERSIFIED SECURITY SOLUTIONS, INC.


                              By:      /s/ James Henry
                                  ------------------------
                                       James E. Henry
                                         President